UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

(Amendment No.     )

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VORNADO REALTY TRUST
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888 Seventh Avenue

New York, New York 10019

Notice of Special Meeting of Shareholders to Be Held on August [•], 2019

To our Shareholders:

You are invited to attend a Special Meeting of Shareholders (the “Special Meeting”) of Vornado Realty Trust, a Maryland real estate investment trust (“Vornado” or the “Company”), which will be held at the offices of Sullivan & Cromwell LLP, 125 Broad Street, New York, New York 10004, on August [•], 2019, beginning at [•], New York City time, the sole purpose of which will be to consider and vote upon a proposal to amend the Company’s Declaration of Trust related to the Company’s qualification as a “domestically controlled qualified investment entity” within the meaning of Section 897(h)(4)(B) of the Internal Revenue Code of 1986, as amended.

The Board of Trustees of the Company has fixed the close of business on June 14, 2019 as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting.

Please review the accompanying proxy statement and proxy card or voting instruction form.  Whether or not you plan to attend the meeting, it is important that your shares be represented and voted.  You may authorize your proxy through the Internet or by touch-tone telephone as described on the proxy card or voting instruction form.  Alternatively, you may sign the proxy card or voting instruction form and return it in accordance with the instructions included with the proxy card or voting instruction form.  You may revoke your proxy by (1) timely executing and submitting a later-dated proxy card or voting instruction form, (2) subsequently authorizing a proxy through the Internet or by telephone, (3) timely sending a written revocation of proxy to our Secretary at our principal executive office located at 888 Seventh Avenue, New York, New York 10019, or (4) attending the meeting and voting in person.  To be effective, later-dated proxy cards, voting instruction forms, proxies authorized via the Internet or telephone or written revocations of proxies must be received by us by 11:59 P.M., New York City time, on August [•], 2019.

By Order of the Board of Trustees,

Alan J. Rice
Secretary

[•], 2019

VORNADO REALTY TRUST	a

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888 Seventh Avenue

New York, New York 10019

PROXY STATEMENT

Special Meeting of Shareholders to Be Held on August [•], 2019

The accompanying proxy is being solicited by the Board of Trustees (the “Board of Trustees” or the “Board”) of Vornado Realty Trust, a Maryland real estate investment trust (“we,” “us,” “our” or the “Company”), for exercise at our Special Meeting of Shareholders (the “Special Meeting”) to be held on August [•], 2019, beginning at [•], New York City time, at the offices of Sullivan & Cromwell LLP, 125 Broad Street, New York, New York 10004. Our principal executive office is located at 888 Seventh Avenue, New York, New York 10019. Our proxy materials, including this proxy statement, the Notice of Special Meeting of Shareholders and the proxy card or voting instruction form, are being distributed and made available on or about the date of this proxy statement.

In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to provide our shareholders access to our proxy materials on the Internet. Accordingly, a notice of Internet availability of proxy materials will be mailed on or about the date of this proxy statement to our shareholders of record as of the close of business on June 14, 2019. Shareholders may (1) access the proxy materials on the website referred to in the notice or (2) request that a printed set of the proxy materials be sent, at no cost to them, by following the instructions in the notice. You will need your 12-digit control number that is included with the notice mailed on or about the date of this proxy statement to authorize your proxy for your Shares (as defined below) through the Internet. If you have not received a copy of this notice of internet availability, please contact our investor relations department at 201-587-1000 or send an e-mail to ircontact@vno.com. If you wish to receive a printed version of these materials, you may request them at www.proxyvote.com or by dialing 1-800-579-1639 and following the instructions at that website or phone number.

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QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

What is the purpose of the Special Meeting?

At the Special Meeting of Shareholders (the “Special Meeting”), holders of our common shares of beneficial interest, par value $0.04 per share (the “Shares”), will be asked to consider and vote upon a proposal (the “Proposal”) to amend the Company’s Declaration of Trust related to the Company’s qualification as a “domestically controlled qualified investment entity” within the meaning of Section 897(h)(4)(B) of the Internal Revenue Code of 1986, as amended (the “Code”). No other matters may be considered at the Special Meeting or at any postponement or adjournment thereof.

The Board unanimously recommends a vote “FOR” the Proposal.

How do you vote?

If you hold your Shares of record in your own name, you may vote in person at the Special Meeting or you may authorize your proxy over the Internet (at www.proxyvote.com), by telephone (at 1-800-690-6903) or by executing and returning a proxy card or voting instruction form. Once you authorize a proxy, you may revoke that proxy by (1) timely executing and submitting a later-dated proxy card or voting instruction form, (2) subsequently authorizing a proxy through the Internet or by telephone, (3) timely sending a written revocation of your proxy to our Secretary at our principal executive office or (4) attending the Special Meeting and voting in person. Attending the Special Meeting without submitting a new proxy or voting in person will not automatically revoke your prior authorization of your proxy.

If you hold your Shares in “street name” (that is, as beneficial owner through a bank, broker or other nominee), your nominee will not vote your Shares unless you provide instructions to your nominee on how to vote your Shares. If you hold Shares in “street name,” you will receive instructions and a voting instruction form from your nominee that you must follow in order to have your proxy authorized, or you may contact your nominee directly to request these voting instructions. You should instruct your nominee how to vote your Shares by following the directions provided by your nominee.

To be effective, later-dated proxy cards, voting instruction forms, proxies authorized via the Internet or telephone or written revocations of proxies must be received by us by 11:59 P.M., New York City time, on August [•], 2019.

We will pay the cost of soliciting proxies. We have hired MacKenzie Partners, Inc. to solicit proxies for a fee not to exceed $[•]. In addition to solicitation by mail, by telephone and by e-mail or the Internet, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to their principals and we may reimburse them for their expenses in so doing. Trustees and members of management of the Company may also solicit proxies.

Who is entitled to vote?

Only holders of record of Shares as of the close of business on June 14, 2019 are entitled to notice of and to vote at the Special Meeting. We refer to this date as the “record date.” On that date, [•] of our Shares were outstanding. Holders of Shares as of the record date are entitled to one vote per Share on the Proposal.

How do you attend the meeting in person?

If you hold your Shares in your own name, you will need to present satisfactory evidence of your identity, which for this purpose is a valid U.S. federal or state government-issued picture identification, such as a driver’s license or passport. If you hold your Shares in “street name” and would like to attend the Special Meeting in person, you will need to bring an account statement or other evidence acceptable to us of ownership of your Shares as of the close of business on the record date and satisfactory evidence of your identity, as described above. If you hold Shares in “street name” and wish to vote in person at the Special Meeting, you will need to contact your bank, broker or other nominee and obtain a “legal proxy” from your nominee and bring it to the Special Meeting. Obtaining a legal proxy may take several days. Directions to attend the Special Meeting are available upon request to the Secretary of the Company at its offices.

What is the quorum necessary for the meeting?

The holders of a majority of the outstanding Shares entitled to vote on the Proposal as of the close of business on the record date, present in person or by proxy, will constitute a quorum for the transaction of business at the Special Meeting.

How will your votes be counted?

Any proxy, properly executed and returned, will be voted as directed and, if no direction is given, will be voted “FOR” the Proposal, as recommended by the Board of Trustees in this proxy statement. No other matters may be considered at the Special Meeting or at any postponement or adjournment thereof. A broker non-vote or an abstention, as applicable, will count for the purposes of determining a quorum. A broker non-vote is a vote that is not

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cast on a non-routine matter, such as the Proposal, because the Shares entitled to cast the vote are held in street name, the broker lacks discretionary authority to vote the Shares on that matter and the broker has not received voting instructions from the beneficial owner. Abstentions and broker non-votes will have the same effect as votes against the Proposal.

The approval of the Proposal requires the affirmative vote by holders of not less than two thirds of our Shares outstanding and entitled to vote thereon.

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PROPOSAL:  APPROVAL OF AN AMENDMENT TO OUR DECLARATION OF TRUST

The Board has adopted and declared advisable, and recommends for your approval, an amendment (the “Proposed Amendment”) to the Declaration of Trust of Vornado Realty Trust (the “Declaration”) related to Vornado’s qualification as a domestically controlled qualified investment entity. Under the Code, a domestically controlled qualified investment entity includes a “real estate investment trust” (a “REIT”) in which, at all times during the relevant testing period, less than 50% in value of the REIT’s stock was held directly or indirectly by foreign persons, as such term is used in the provision of the Code defining a domestically controlled qualified investment entity. Our qualification as a domestically controlled qualified investment entity (which, in our case, would mean that we would be a domestically controlled REIT) would mean that foreign investors that enter into joint venture structures with us that utilize subsidiary REITs may be able to treat our interest in such subsidiary REITs as being held entirely by U.S. persons for purposes of determining whether the subsidiary REIT is itself a domestically controlled qualified investment entity (and, therefore, a domestically controlled REIT), thereby enabling such foreign investors to avail themselves of certain tax benefits under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”) that may not otherwise be available. For a further discussion of these rules, please see below under “Tax Considerations Relating to Domestically Controlled Qualified Investment Entity Status.”

As previously announced on April 18, 2019, Vornado Realty L.P. (“VRLP”), the operating partnership through which Vornado conducts its business, entered into a Transaction Agreement (the “Transaction Agreement”) with a group of institutional investors (the “Investors”) advised by Crown Acquisitions, Inc.  The Transaction Agreement provides for a series of transactions pursuant to which (i) prior to April 18, 2019 (the “Closing Date”), VRLP contributed its interests in properties located at 640 Fifth Avenue, 655 Fifth Avenue, 666 Fifth Avenue, 689 Fifth Avenue, 697-703 Fifth Avenue, 1535 Broadway and 1540 Broadway (collectively, the “Properties”) to subsidiaries of a newly formed limited partnership (the “New Partnership”) and (ii) on the Closing Date a 48.5% common interest in the New Partnership was transferred to the Investors. Vornado continues to own 51.5% of the New Partnership’s common equity (collectively, the “Transaction”).  The Properties include approximately 489,000 square feet of retail space, 327,000 square feet of office space, signage associated with 1535 and 1540 Broadway, the parking garage at 1540 Broadway and the theatre at 1535 Broadway.  Pursuant to the Transaction Agreement, the subsidiaries of the New Partnership to which the Properties were contributed prior to the Closing Date were contributed on the Closing Date to direct subsidiaries of the New Partnership, which subsidiaries will elect to be taxed as real estate investment trusts (the “Subsidiary REITs”). Pursuant to the Partnership Agreement, the VRLP subsidiary that is the general partner of the New Partnership (“VRLPGP”), agreed, among other things, to cause (i) the New Partnership to be managed and operated in a manner such that any partner that is a foreign governmental entity will not be deemed to be engaged in activities which constitute “commercial activities” or a “trade or business within the United States” for U.S. federal income tax purposes and (ii) each Subsidiary REIT to maintain its status as a domestically controlled qualified investment entity. Approval of the Proposal will help us comply with this obligation.

Approval of the Proposal may provide us with greater access to additional amounts of foreign capital. This access could be important to our business, particularly at times when raising capital through sales of our common shares is unattractive because our shares are trading at a discount to our net asset value per share or for other reasons.  We believe that we are currently a domestically controlled qualified investment entity, but because our common shares are publicly traded, we cannot assure you that our foreign ownership is, or has been, less than 50%. However, approval of the Proposal will nonetheless assist us prospectively in qualifying as a domestically controlled qualified investment entity. As a result, Non-U.S. Stockholders (as defined below) will not be subject to U.S. federal income tax under FIRPTA with respect to gain on a disposition of our common shares assuming we have maintained less than 50% foreign ownership at all times during the relevant testing period.  It is also possible that the Proposed Amendment could result in our shares being less marketable to foreign persons or to certain United States persons that are owned directly or indirectly by foreign persons or that would otherwise acquire our common shares for transfer to foreign persons, which may adversely affect the market price of our common shares.

Regardless of the extent of our foreign ownership, nonresident alien individuals and foreign corporations not otherwise subject to special treatment under the Code (such as qualified foreign pension funds, qualified shareholders, persons subject to Section 892 of the Code, such as a foreign sovereign, and persons engaged in a trade or business in the United States) (“Non-U.S. Stockholders”) will not incur tax under FIRPTA on a disposition of shares of a class of our capital shares if such class was regularly traded on an established securities market and such Non-U.S. Stockholder owned, actually or constructively, at all times during a specified testing period, 10% or less of the total fair market value of such class of shares. Accordingly, a Non-U.S. Stockholder that holds 10% or less of our common shares will not be subject to U.S. federal income tax under FIRPTA on a disposition of our common shares even if we never qualify as a domestically controlled qualified investment entity. In that regard, the Proposed Amendment will not change the current U.S. federal income tax treatment of gain recognized upon a disposition of our common shares by a Non-U.S. Stockholder that at all times during a specified testing period held 10% or less of our common shares.

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The terms of the Proposed Amendment and certain material U.S. federal income tax considerations relating to our and the Subsidiary REITs’ qualifications as domestically controlled qualified investment entities are described in more detail below.

Proposed Amendment

The excess share provisions used in the traditional REIT qualification ownership limits that have existed in our Declaration since we became a real estate investment trust will also be used in connection with enforcing the ownership limits included in the Proposed Amendment. In general, these existing limits relate to ownership restrictions designed to prevent us from failing to qualify as a REIT and from causing income that would otherwise qualify as “rents from real property” (for purposes of the gross income tests applicable to REITs) to fail to so qualify.

In this regard, under the Proposed Amendment, if any transfer or non-transfer event involving our capital shares would result in Vornado failing to qualify as a domestically controlled qualified investment entity, the purported transferee or affected holder will be a “prohibited owner” and would not acquire any right or interest in those shares. Pursuant to the Proposed Amendment, the capital shares, the ownership of which caused Vornado to fail to qualify as a domestically controlled qualified investment entity, would instead be automatically exchanged for excess shares pursuant to our Declaration. Excess shares will be transferred, by operation of law, to Vornado as trustee of a trust for the exclusive benefit of a beneficiary. While so held in trust, the holder of excess shares is not entitled to vote (except as required by law) and is not entitled to participate in any dividends or distributions made by Vornado.  Any dividends or distributions received by the purported transferee or other purported holder of the excess shares before Vornado discovers the automatic exchange for excess shares must be repaid to Vornado upon demand.

If the purported transferee or purported holder elects to designate a beneficiary of an interest in the trust with respect to the excess shares, the purported transferee or holder may designate only a person whose ownership of the shares will not violate the ownership limits (including, if the Proposal is approved, the proposed foreign ownership limit). When the designation is made, the excess shares will be automatically exchanged for common shares. The Declaration contains provisions designed to ensure that the purported transferee or other purported holder of the excess shares may not receive, in return for transferring an interest in the trust with respect to the excess shares, an amount that reflects any appreciation in the shares for which the excess shares were exchanged during the period that the excess shares were outstanding but will bear the burden of any decline in value during that period. Any amount received by a purported transferee or other purported holder for designating a beneficiary in excess of the amount permitted to be received must be turned over to Vornado. The Declaration provides that Vornado, or its designee, may purchase any excess shares that have been automatically exchanged for shares as a result of a purported transfer or other event. The price at which Vornado, or its designee, may purchase the excess shares will be equal to the lesser of:

• in the case of excess shares resulting from a purported transfer for value, the price per share in the purported transfer that resulted in the automatic exchange for excess shares, or in the case of excess shares resulting from some other event, the market price of the shares exchanged on the date of the automatic exchange for excess shares; and

• the market price of the shares exchanged for the excess shares on the date that Vornado accepts the deemed offer to sell the excess shares.

Vornado’s right to buy the excess shares will exist for 90 days, beginning on the date that the automatic exchange for excess shares occurred or, if Vornado did not receive a notice concerning the purported transfer that resulted in the automatic exchange for excess shares, the date that the Board determines in good faith that an exchange for excess shares has occurred.

The above restrictions will apply commencing on the date of the effectiveness of the Proposed Amendment and, as a result, will only apply to transfers or other non-transfer events occurring on or after such date that would result in Vornado failing to qualify as a domestically controlled qualified investment entity. The Board has the right to discontinue the enforcement of the ownership limits included in the Proposed Amendment if the Board determines that it is no longer in the best interests of Vornado to attempt to, or continue to, qualify as a domestically controlled qualified investment entity. If the Proposal is approved by the requisite vote, the Proposed Amendment will become effective upon the filing with and acceptance for record by the State Department of Assessments and Taxation of Maryland (the “SDAT”) of Articles of Amendment. We intend to file Articles of Amendment promptly following shareholder approval of the Proposal at the Special Meeting or any postponement or adjournment thereof.

If shareholders approve the Proposal, the Proposed Amendment could result in our shares being less marketable to foreign persons or to certain United States persons that are owned, directly or indirectly, by foreign persons or that would

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otherwise acquire our common shares for transfer to foreign persons, which may adversely affect the market price of our common shares.

Annex A to this proxy statement contains Sections 6.6, 6.7 and 6.8 of our Declaration as proposed to be amended, and the description of the Proposed Amendment is qualified in its entirety by reference to Annex A.  Deletions for the current Sections 6.6, 6.7 and 6.8 of our Declaration are indicated by strike-outs and additions to the current Sections 6.6, 6.7 and 6.8 of our Declaration are indicated by underlining.  Annex A also includes revisions to the definition of “Ownership Limit” in the Declaration to address the current ownership limit of 6.7% previously approved by the Board.  We urge you to read Annex A in its entirety.

Vote Required

The affirmative vote of at least two-thirds of the votes entitled to be cast on the Proposal will be necessary to approve the Proposal. Abstentions and broker non-votes will have the same effect as votes against the Proposal.

Effective Time of Amendment

If the Proposal is approved by the requisite vote, the Proposed Amendment will become effective upon the filing with and the acceptance for record by the SDAT of Articles of Amendment. We intend to file Articles of Amendment with the SDAT promptly following shareholder approval of the Proposal at our Special Meeting or any postponement or adjournment thereof.

If the Proposal is not approved by the requisite vote at the Special Meeting or any postponement or adjournment thereof, then the Articles of Amendment will not be filed with the SDAT and the Declaration will not be amended to contain the Proposed Amendment.

The Board unanimously recommends a vote “FOR” this proposal.

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PRINCIPAL SECURITY HOLDERS

The following table lists the number of Shares and Units beneficially owned, as of June 14, 2019, by (i) each person who holds more than a 5% interest in the Company or our operating partnership, Vornado Realty L.P., a Delaware limited partnership (the “Operating Partnership”), (ii) Trustees of the Company, (iii) the named executive officers of the Company, and (iv) the Trustees and all current executive officers of the Company as a group. Unless otherwise specified, “Units” are Class A units of limited partnership interest of our Operating Partnership and other classes of units convertible into Class A units. The Company’s ownership of Units is not reflected in the table but is described in footnotes (1) and (2).

		Number of
		Shares and
		Units	Percent of	Percent of All
	Address of	Beneficially	All	Shares and
Name of Beneficial Owner	Beneficial Owner	Owned(1)(2)	Shares(1)(2)(3)	Units(1)(2)(4)

Named Executive Officers and Trustees
Steven Roth(5)(6)(7)(8)	(9)%			%
David Mandelbaum(5)(8)(10)	(9)%			%
Russell B. Wight, Jr.(5)(8)(11)	(9)%			%
Michael D. Fascitelli(7)(8)(12)	(9)%			%
David R. Greenbaum(7)(8)(13)	(9)		*	*
Joseph Macnow(7)(8)(14)	(9)		*	*
Michael J. Franco(7)(8)	(9)		*	*
Daniel R. Tisch(8)(15)	(9)		*	*
Richard R. West(8)(16)	(9)		*	*
Candace K. Beinecke(8)	(9)		*	*
William W. Helman IV(8)	(9)		*	*
Mandakini Puri(8)	(9)		*	*
All Trustees and current executive officers as a group (13 persons)(7)(8)	(9)%			%

Other Beneficial Owners

The Vanguard Group, Inc.(17)	100 Vanguard Blvd Malvern, PA 19355%			%
BlackRock, Inc.(18)	55 East 52nd Street New York, NY 10022%			%
JPMorgan Chase & Co.(19)	270 Park Avenue New York, NY 10017%			%
Norges Bank (The Central Bank of Norway)(20)	Bankplassen 2 PO Box 1179 Sentrum NO 0107 Oslo Norway		%	%
State Street Corporation(21)	One Lincoln Street Boston, MA 02111%			%

*Less than 1%.

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(1)               Unless otherwise indicated, each person is the direct owner of, and has sole voting power and sole investment power with respect to, such Shares and Units. Numbers and percentages in the table are based on  [•] Shares and [•] Units (other than Units held by the Company) outstanding as of June 14, 2019.

(2)               In April 1997, the Company transferred substantially all of its assets to the Operating Partnership. As a result, the Company conducts its business through, and substantially all of its interests in properties are held by, the Operating Partnership. The Company is the sole general partner of, and owned approximately [•]% of the Units of, the Operating Partnership as of June 14, 2019 (one Unit for each Share outstanding). Generally, any time after one year from the date of issuance (or two years in the case of certain holders), holders of Units (other than the Company) have the right to have their Units redeemed in whole or in part by the Operating Partnership for cash equal to the fair market value, at the time of redemption, of one Share for each Unit redeemed or, at the option of the Company, cash or one Share for each Unit tendered, subject to customary anti-dilution provisions (the “Unit Redemption Right”). Holders of Units may be able to sell publicly Shares received upon the exercise of their Unit Redemption Right pursuant to registration rights agreements with the Company or otherwise pursuant to applicable securities laws and rules. The Company has filed registration statements with the SEC to register the issuance or resale of certain of the Shares issuable upon the exercise of the Unit Redemption Right.

(3)               The total number of Shares outstanding used in calculating this percentage assumes that all Shares that each person has the right to acquire within 60 days of the record date (pursuant to the exercise of options or upon the redemption or conversion of other Company or Operating Partnership securities for or into Shares) are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the ownership percentage of any other person.

(4)               The total number of Shares and Units outstanding used in calculating this percentage assumes that all Shares and Units that each person has the right to acquire within 60 days of the record date (pursuant to the exercise of options or upon the redemption or conversion of Company or Operating Partnership securities for or into Shares or Units) are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the ownership percentage of any other person.

(5)               Interstate, a partnership of which Messrs. Roth, Wight and Mandelbaum are, directly or indirectly, the three general partners, owns [•] Shares. These Shares are included in the total Shares and the percentage of class for each of them. Messrs. Roth, Wight and Mandelbaum share voting power and investment power with respect to these Shares.

(6)               Includes [•] Shares owned by the Daryl and Steven Roth Foundation over which Mr. Roth holds sole voting power and sole investment power. Does not include [•] Shares owned by Mr. Roth’s spouse, as to which Mr. Roth disclaims any beneficial interest.

(7)               The number of Shares beneficially owned by the following persons includes the number of Shares indicated due to the vesting of options: Steven Roth—[•]; Michael D. Fascitelli—[•]; David R. Greenbaum—[•]; Joseph Macnow—[•]; Michael J. Franco—[•]; and all Trustees and executive officers as a group—[•].

(8)               The number of Shares and Units (but not the number of Shares alone) beneficially owned by the following persons also includes the number of vested and redeemable restricted units (as described below) as indicated: Steven Roth—[•]; David Mandelbaum—[•]; Russell B. Wight, Jr.—[•]; Michael D. Fascitelli—[•]; David R. Greenbaum—[•]; William W. Helman IV—[•]; Joseph Macnow—[•]; Michael J. Franco—[•]; Daniel R. Tisch—[•]; Richard R. West—[•]; Candace K. Beinecke—[•]; Mandakini Puri—[•]; and all Trustees and executive officers as a group—[•]. The number of Shares or Units beneficially owned by the following persons does not include the number of unvested or unredeemable restricted units as indicated: Steven Roth—[•]; David Mandelbaum—[•]; Russell B. Wight, Jr.—[•]; Michael D. Fascitelli—[•]; David R. Greenbaum—[•]; William W. Helman IV—[•]; Joseph Macnow—[•]; Michael J. Franco—[•]; Daniel R. Tisch—[•]; Richard R. West—[•]; Candace K. Beinecke—[•]; Mandakini Puri—[•]; and all Trustees and executive officers as a group—[•]. The number of Shares or Units beneficially owned by the following persons does not include the number of unearned and unvested Outperformance Plan Units (“OPP Units”) as indicated: Steven Roth—[•]; David R. Greenbaum—[•]; Joseph Macnow—[•]; Michael J. Franco—[•]; and all Trustees and executive officers as a group—[•]. The number of Shares or Units beneficially owned by the following persons does not include the number of unearned and unvested Appreciation Only Long-Term Incentive Plan Units as indicated: Steven Roth—[•]; David R. Greenbaum—[•]; Joseph Macnow—[•]; Michael J. Franco—[•] and all Trustees and executive officers as a group—[•].

(9)               The address of each of such person(s) is c/o Vornado Realty Trust, 888 Seventh Avenue, New York, New York 10019.

(10)         Of these Shares, [•] are held in a partnership of which the general partner is Mr. Mandelbaum and the limited partners are Mr. Mandelbaum and trusts for the benefit of Mr. Mandelbaum and his issue. In addition, [•] of these Shares are held in trusts for the benefit of Mr. Mandelbaum’s grandchildren.

(11)         Includes [•] Shares owned by the Wight Foundation, over which Mr. Wight holds sole voting power and sole investment power. Does not include [•] Shares owned by the spouse and children of Mr. Wight as to which Mr. Wight disclaims any beneficial interest.

(12)         The number of Shares beneficially owned by Mr. Fascitelli includes [•] Shares held in a grantor annuity trust, [•] Shares held by a limited partnership and [•] Shares held in a limited liability company and does not include [•] Shares owned by his children as to which Mr. Fascitelli disclaims any beneficial interest.

(13)         Includes [•] Units held by a limited liability company, [•] Units held in grantor trusts and [•] Shares held in a family trust. Excludes [•] Shares held by a limited liability corporation, [•] Shares and [•] Units held in trusts for the benefit of his children and [•] Units held by his spouse as to which Mr. Greenbaum disclaims any beneficial interest.

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(14)         Excludes [•] Shares held by Mr. Macnow’s spouse.

(15)         [•] of these Shares are held through a foundation. Mr. Tisch maintains the right to control the vote and disposition of these Shares, but disclaims any pecuniary interest therein.

(16)         Dr. West and his wife own [•] of these Shares jointly. Also included are [•] Shares that may be acquired upon conversion of 1,000 Series A preferred shares of beneficial interest owned by Dr. West.

(17)         According to an amendment to Schedule 13G filed on February 11, 2019.

(18)         According to an amendment to Schedule 13G filed on February 6, 2019.

(19)         According to an amendment to Schedule 13G filed on January 14, 2019.

(20)         According to an amendment to Schedule 13G filed on January 5, 2018. Pursuant to a Form 13-F, filed on March 4, 2019, Norges Bank reported owning [•] at December 31, 2018, or [•]% of our Shares.

(21)         According to a Schedule 13G filed on February 14, 2019.

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ADDITIONAL MATTERS TO COME BEFORE THE SPECIAL MEETING

No matters, other than the Proposal described in the Notice of Special Meeting, may be considered at the Special Meeting or at any postponement or adjournment thereof.

PROXY AUTHORIZATION VIA THE INTERNET OR BY TELEPHONE

We have established procedures by which shareholders may authorize their proxies via the Internet or by telephone. You may also authorize your proxy by mail. Please see the proxy card or voting instruction form accompanying this proxy statement for specific instructions on how to authorize your proxy by any of these methods.

Proxies authorized via the Internet or by telephone must be received by 11:59 P.M., New York City time, on August [•], 2019. Authorizing your proxy via the Internet or by telephone will not affect your right to revoke your proxy should you decide to do so.

The Internet and telephone proxy authorization procedures are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions and to confirm that shareholders’ instructions have been recorded properly. The Company has been advised that the Internet and telephone proxy authorization procedures that have been made available are consistent with the requirements of applicable law. Shareholders authorizing their proxies via the Internet or by telephone should understand that there may be costs associated with voting in these manners, such as charges for Internet access providers and telephone companies that must be borne by the shareholder.

ADVANCE NOTICE FOR SHAREHOLDER NOMINATIONS AND SHAREHOLDER PROPOSALS

The Bylaws of the Company currently provide that in order for a shareholder to nominate a candidate for election as a Trustee at an Annual Meeting of Shareholders outside of the proxy access provision in the Bylaws described below or propose business for consideration at such meeting, notice must be given to the Secretary of the Company no more than 120 days nor less than 90 days prior to the first anniversary of the preceding year’s Annual Meeting and must include certain information specified in the Bylaws. As a result, any notice given by or on behalf of a shareholder pursuant to the provisions of our current Bylaws (other than the proxy access provision) must comply with the requirements of the Bylaws and must be delivered to the Secretary of the Company at the principal executive office of the Company, 888 Seventh Avenue, New York, New York 10019, not earlier than January 17, 2020 and not later than the close of business on February 16, 2020.

Shareholders who wish to submit a “proxy access” nomination for inclusion in our proxy statement in connection with our 2020 Annual Meeting of Shareholders must submit a written notice in compliance with the procedures and along with the other information required by our Bylaws to the Secretary of the Company at the principal executive office of the Company, 888 Seventh Avenue, New York, New York 10019, not earlier than November 7, 2019 and not later than the close of business on December 7, 2019.

The Board of Trustees may amend the Bylaws from time to time.

Shareholders interested in presenting a proposal for inclusion in the proxy statement for the Company’s Annual Meeting of Shareholders in 2020 may do so by following the procedures in Rule 14a-8 under the Securities Exchange Act of 1934. To be eligible for inclusion, shareholder proposals must be received at the principal executive office of the Company, 888 Seventh Avenue, New York, New York 10019, Attention: Secretary, not later than December 7, 2019.

By Order of the Board of Trustees,

Alan J. Rice
Secretary

New York, New York
[•], 2019

It is important that proxies be returned promptly.  Please authorize your proxy over the Internet, by telephone or by requesting, executing and returning a proxy card or voting instruction form.

VORNADO REALTY TRUST	A-1

ANNEX A

Amendment to Declaration of Trust

The Declaration of Trust of the Company is amended as indicated below with deletions for the current Sections 6.6, 6.7 and 6.8 of the Declaration indicated by strike-outs and additions to the current Sections 6.6, 6.7 and 6.8 of the Declaration indicated by underlining:

SECTION 6.6 Restrictions on Ownership and Transfer; Exchange For Excess Stock.

(a)                     Definitions. For the purposes of Sections 6.6, 6.7, 6.8 and 6.9, the following terms shall have the following meanings:

“Adoption Date” shall mean the effective date of the merger of Vornado, Inc. into the Trust.

“Beneficial Ownership” shall mean ownership of Shares either directly or constructively through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.

“Beneficiary” shall mean the beneficiary of the Special Trust as determined pursuant to Section 6.8(e).

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Common Equity Stock” shall mean outstanding Shares that are either Common Stock or Excess Common Stock.

“Constructive Ownership” shall mean ownership of Shares either directly or constructively through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructive Owner,” “Constructively Owns” and “Constructively Owned” shall have the correlative meanings.

“Constructive Ownership Limit” shall mean 9.9% of the outstanding Equity Stock of any class.

“Domestically Controlled Qualified Investment Entity” shall mean a “domestically controlled qualified investment entity” within the meaning of Section 897(h)(4)(B) of the Code.

“Equity Stock” shall mean outstanding Shares that are either Common Equity Stock or Preferred Equity Stock. Equity Stock of any particular class shall mean Common or Preferred Stock of that class and Excess Common or Preferred Stock that would, under Section 6.8(e)(1), automatically be exchanged for Common or Preferred Stock of that class in the event of a transfer of an interest in the Special Trust in which such Excess Stock is held.

“Excess Common Stock” shall mean Excess Stock that would, under Section 6.8(e)(1), automatically be exchanged for Common Stock in the event of a transfer of an interest in the Special Trust in which such Excess Stock is held.

“Excess Preferred Stock” shall mean Excess Stock that would, under Section 6.8(e)(1), automatically be exchanged for Preferred Stock in the event of a transfer of an interest in the Special Trust in which such Excess Stock is held.

“Existing Constructive Holder” shall mean any Person who (i) is the Constructive Owner of Shares in excess of the Constructive Ownership Limit on the Adoption Date, so long as, but only so long as, such Person (x) provides the certification requested by the Board of Trustees as to such Person’s status as a tenant of the Trust or an owner, directly or indirectly, of a tenant of the Trust and such certification is and remains true, (y) Constructively Owns Shares in excess of the Constructive Ownership Limit and (z) is not a Disqualified Constructive Holder, or (ii) is designated by the Board of Trustees as an Existing Constructive Holder pursuant to the provisions of Section 6.6(l)(2), so long as, but only so long as, such Person (x) complies with any conditions or restrictions associated with such designation, (y)

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Constructively Owns Shares in excess of the Constructive Ownership Limit, and (z) is not a Designated Constructive Holder.

“Existing Holder” shall mean (i) any Person who is the Beneficial Owner of shares of Common Stock in excess of the Ownership Limit on the Adoption Date, so long as, but only so long as, such Person Beneficially Owns shares of Common Stock in excess of the Ownership Limit and (ii) any Person (other than another Existing Holder) to whom an Existing Holder Transfers Beneficial Ownership of shares of Common Stock causing such transferee to Beneficially Own shares of Common Stock in excess of the Ownership Limit but not in excess of such Person’s Existing Holder Limit. Interstate Properties shall not be treated as an Existing Holder for purposes of Section 6.6(i)(1) hereof, instead, transfers of shares of Common Stock by Interstate Properties shall be treated as transfers of shares of Common Stock by each of the partners of Interstate Properties in proportion to their interest in that partnership.

“Existing Holder Limit” (i) for any Existing Holder who is an Existing Holder by virtue of clause (i) of the definition of “Existing Holder”, shall mean, initially, the percentage of the outstanding Common Equity Stock Beneficially Owned by such Existing Holder on the Limitation Date, and after any adjustment pursuant to Section 6.6(i), shall mean the percentage of the outstanding Common Equity Stock as so adjusted; and (ii) for any Existing Holder who becomes such an Existing Holder by virtue of clause (ii) of the definition of “Existing Holder”, shall mean, initially, the percentage of the outstanding Common Equity Stock Beneficially Owned by such Existing Holder at the time that such Existing Holder becomes an Existing Holder, provided, that such Person’s Existing Holder Limit shall be the lower of the foregoing percentage and the highest percentage of Common Equity Stock that could be Beneficially Owned by such Person without resulting in the five largest then-existing Existing Holder Limits exceeding 49.9% of the Common Stock (or, if there are fewer than five then-existing Existing Holders, (i) all then-existing Existing Holder Limits plus (ii) the product of (x) the Ownership Limit and (y) five less the number of then-existing Existing Holders shall not exceed 49.9% of the Common Stock) and, after any adjustment pursuant to Section 6.6(i), shall mean such percentage of the outstanding Common Equity Stock as so adjusted. For purposes of making the determination required by the preceding sentence, an Existing Holder that is not treated as an individual for purposes of Section 542(a)(2) will not be treated as an Existing Holder if all of the shares of Common Stock Beneficially Owned by such Existing Holder are also treated as Beneficially Owned by Existing Holders that are treated as individuals for purposes of Section 542(a)(2) of the Code. From the Limitation Date and prior to the Ownership Limitation Termination Date, the secretary of the Trust shall maintain and, upon request, make available to each Existing Holder a schedule which sets forth the then current Existing Holder Limit for such Existing Holder. There shall be a single Existing Holder Limit for each “family”, as such term is defined in Section 544 of the Code.

“Foreign Ownership Limitation Period” shall mean the period commencing on [ ] and ending on the first day on which the Board of Trustees determines that it is no longer in the best interests of the Trust to attempt to, or continue to, qualify as a Domestically Controlled Qualified Investment Entity.

“Limitation Date” shall mean the date on which the Trust issues at least 4.875 million shares of Common Stock, or such other date as may be specified by the Board of Trustees by Board action taken prior to the date of such an issuance.

“Market Price” shall mean the last reported sales price reported on the New York Stock Exchange of Shares of the relevant class on the trading day immediately preceding the relevant date, or if the Shares of the relevant class are not then traded on the New York Stock Exchange, the last reported sales price of Shares of the relevant class on the trading day immediately preceding the relevant date as reported on any exchange or quotation system over which the Shares of the relevant class may be traded, or if the Shares of the relevant class are not then traded over any exchange or quotation system, then the market price of the Shares of the relevant class on the relevant date as determined in good faith by the Board of Trustees of the Trust.

“Ownership Limit”, with respect to the Common Stock, ~~shall mean~~ initially meant 2.0% of the outstanding Common Equity Stock of the Trust, currently means 6.7% of the outstanding Common Equity Stock of the Trust (due to an adjustment under Section 6.6(j)) and, after an adjustment, as set forth in Section 6.6(j), shall mean such greater percentage (but not more than 9.9%) as so adjusted, and, with respect to any class of Preferred Stock, shall mean 9.9% of the outstanding Preferred Equity Stock of such class.

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“Ownership Limitation Termination Date” shall mean the first day after the date on which the Board of Trustees determines that it is no longer in the best interests of the Trust to attempt to, or continue to qualify as a REIT.

“Person” shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity or any government or agency or political subdivision thereof and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, but does not include an underwriter which participates in a public offering of Shares for a period of 25 days following the purchase by such underwriter of those Shares.

“Preferred Equity Stock” shall mean outstanding Shares that are either Preferred Stock or Excess Preferred Stock. Preferred Equity Stock of any particular class shall mean Preferred Stock of that class and Excess Preferred Stock that would, under Section 6.8(e)(1), automatically be exchanged for Preferred Stock of that class in the event of a transfer of an interest in the Special Trust in which such Excess Preferred Stock is held.

“Purported Beneficial Holder” shall mean, with respect to any event other than a purported Transfer which results in Excess Stock, the person for whom the purported Record Holder of the Shares that were, pursuant to Section 6.6(c), automatically exchanged for Excess Stock upon the occurrence of such event held such Shares.

“Purported Beneficial Transferee” shall mean, with respect to any purported Transfer which results in Excess Stock, the purported beneficial transferee for whom the Purported Record Transferee would have acquired Shares, if such Transfer had been valid under Section 6.6(b).

“Purported Record Holder” shall mean, with respect to any event other than a purported Transfer which results in Excess Stock, the record holder of the Shares that were, pursuant to Section 6.6(c), automatically exchanged for Excess Stock upon the occurrence of such event.

“Purported Record Transferee” shall mean, with respect to any purported Transfer which results in Excess Stock, the record holder of the Shares if such Transfer had been valid under Section 6.6(b).

“REIT” shall mean a real estate investment trust under Section 856 of the Code.

“Special Trust” shall mean the trust created pursuant to Section 6.8(a).

“Tenant” shall mean any Person that leases (or subleases) real property of the Trust.

“Transfer” shall mean any sale, transfer, gift, assignment, devise or other disposition of Shares (including (i) the granting of any option or entering into any agreement for the sale, transfer or other disposition of Shares or (ii) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Shares), whether voluntary or involuntary, whether of record or beneficially and whether by operation of law or otherwise.

“Trustee” shall mean, for purposes of Article VI only, the Trust as trustee for the Special Trust, and any successor trustee appointed by the Trust.

(b)                    Restrictions on Ownership and Transfer.

(1)                     Except as provided in Section 6.6(l), from the Adoption Date and prior to the Ownership Limitation Termination Date, no Person (other than, in the case of Common Stock, an Existing Holder) shall Beneficially Own Shares of any class in excess of the Ownership Limit for such class of Shares and no Person (other than an Existing Constructive Holder) shall Constructively Own Shares in excess of the Constructive Ownership Limit. In addition, except as provided in section 6.6(1), from the Limitation Date and prior to the Ownership Limitation Termination Date, no Existing Holder shall Beneficially Own shares of Common Stock in excess of the Existing Holder Limit for such Existing Holder.

VORNADO REALTY TRUST	A-4

(2)                     Except as provided in Section 6.6(l), from the Adoption Date and prior to the Ownership Limitation Termination Date, any Transfer that, if effective, would result in any Person (other than, in the case of a Transfer of Common Stock, an Existing Holder) Beneficially Owning Shares of any class in excess of the Ownership Limit with respect to Shares of such class shall be void ab initio as to the Transfer of such Shares which would be otherwise Beneficially Owned by such Person in excess of such Ownership Limit; and the intended transferee shall acquire no rights to such Shares.

(3)                     Except as provided in Section 6.6(l), from the Limitation Date and prior to the Ownership Limitation Termination Date, any Transfer that, if effective, would result in any Existing Holder Beneficially Owning shares of Common Stock in excess of the applicable Existing Holder Limit shall be void ab initio as to the Transfer of such shares of Common Stock which would be otherwise Beneficially Owned by such Existing Holder in excess of the applicable Existing Holder Limit; and such Existing Holder shall acquire no rights to such shares of Common Stock.

(4)                     From the Adoption Date and prior to the Ownership Limitation Termination Date, any Transfer that, if effective, would result in any Person (other than an Existing Constructive Holder) Constructively Owning Shares in excess of the Constructive Ownership Limit shall be void ab initio as to the Transfer of such Shares which would be otherwise Constructively Owned by such Person in excess of such amount; and the intended transferee shall acquire no rights in such Shares.

(5)                     From the Adoption Date and prior to the Ownership Limitation Termination Date, any Transfer that, if effective, would result in Shares being beneficially owned by less than 100 Persons (determined without reference to any rules of attribution) shall be void ab initio as to the Transfer of such Shares which would be otherwise beneficially owned by the transferee; and the intended transferee shall acquire no rights in such Shares.

(6)                     From the Adoption Date and prior to the Ownership Limitation Termination Date, any Transfer that, if effective, would result in the Trust being “closely held” within the meaning of Section 856(h) of the Code shall be void ab initio as to the Transfer of the Shares which would cause the Trust to be “closely held” within the meaning of Section 856(h) of the Code; and the intended transferee shall acquire no rights in such Shares.

(7)                     During the Foreign Ownership Limitation Period, any Transfer that, if effective, would result in the Trust failing to qualify as a Domestically Controlled Qualified Investment Entity shall be void ab initio as to the Transfer of the Shares which would cause the Trust to fail to qualify as a Domestically Controlled Qualified Investment Entity; and the intended transferee shall acquire no rights in such Shares.

(c)                     Exchange for Excess Stock.

(1)                     If, notwithstanding the other provisions contained in this Article VI, at any time from the Adoption Date and prior to the Ownership Limitation Termination Date, there is a purported Transfer such that any Person (other than, in the case of Common Stock, an Existing Holder) would Beneficially Own Shares of any class in excess of the applicable Ownership Limit with respect to such class, then, except as otherwise provided in Section 6.6(l)(1), such number of Shares in excess of such Ownership Limit (rounded up to the nearest whole Share) shall be automatically exchanged for an equal number of shares of Excess Stock. Such exchange shall be effective as of the close of business on the business day prior to the date of the Transfer.

(2)                     If, notwithstanding the other provisions contained in this Article VI, at any time from the Limitation Date and prior to the Ownership Limitation Termination Date, there is a purported transfer such that an Existing Holder would Beneficially Own shares of Common Stock in excess of the applicable Existing Holder Limit, then, except as otherwise provided in Section 6.6(l)(1), such number of shares of Common Stock in excess of such Existing Holder Limit (rounded up to the nearest whole Share) shall be automatically exchanged for an equal number of shares of Excess Stock. Such exchange shall be effective as of the close of business on the business day prior to the date of the Transfer.

(3)                     If, notwithstanding the other provisions contained in this Article VI, at any time from the Adoption Date and prior to the Ownership Limitation Termination Date, there is a purported Transfer such that any Person (other than an Existing Constructive Holder) Constructively Owns Shares in excess of the Constructive Ownership Limit, then such Shares in excess of such limit (rounded up to the nearest

VORNADO REALTY TRUST	A-5

whole Share) shall be automatically exchanged for an equal number of shares of Excess Stock. Such exchange shall be effective as of the close of business on the business day prior to the date of the Transfer.

(4)                     If, notwithstanding the other provisions contained in this Article VI, at any time from the Adoption Date and prior to the Ownership Limitation Termination Date, there is a purported Transfer which, if effective, would cause the Trust to become “closely held” within the meaning of Section 856(h) of the Code, then the Shares being Transferred which would cause the Trust to be “closely held” within the meaning of Section 856(h) of the Code (rounded up to the nearest whole share) shall be automatically exchanged for an equal number of shares of Excess Stock. Such exchange shall be effective as of the close of business on the business day prior to the date of the Transfer.

(5)                     If, notwithstanding the other provisions contained in this Article VI, at any time from the Adoption Date and prior to the Ownership Limitation Termination Date, any Person other than, with respect to Common Stock, an Existing Holder (the “Purchaser”) purchases or otherwise acquires an interest in a Person which Beneficially Owns Shares (the “Purchase”) and, as a result, the Purchaser would Beneficially Own Shares of any class in excess of the applicable Ownership Limit with respect to such class, then, except as provided in Section 6.6(l)(1), such number of Shares in excess of such Ownership Limit (rounded up to the nearest whole Share) shall be automatically exchanged for an equal number of shares of Excess Stock. Such exchange shall be effective as of the close of business on the business day prior to the date of the Purchase. In determining which Shares are exchanged, Shares of the relevant class Beneficially Owned by the Purchaser prior to the Purchase shall be treated as exchanged before any Shares Beneficially Owned by the Person an interest in which is being so purchased or acquired are so treated.

(6)                     If, notwithstanding the other provisions contained in this Article VI, at any time from the Limitation Date and prior to the Ownership Limitation Termination Date, an Existing Holder purchases or otherwise acquires an interest in a Person which Beneficially Owns Shares (the “Purchase”) and, as a result, such Existing Holder would Beneficially Own shares of Common Stock in excess of the applicable Existing Holder Limit, then, except as provided in Section 6.6(l)(1), such number of shares of Common Stock in excess of such Existing Holder Limit (rounded up to the nearest whole Share) shall be automatically exchanged for an equal number of shares of Excess Stock. Such exchange shall be effective as of the close of business on the business day prior to the date of the Purchase. In determining which shares of Common Stock are exchanged, shares of Common Stock Beneficially Owned by the purchasing Existing Holder prior to the Purchase shall be treated as exchanged before any shares of Common Stock Beneficially Owned by the Person an interest in which is being so purchased or acquired are so treated.

(7)                     If, notwithstanding the other provisions contained in this Article VI, at any time from the Adoption Date and prior to the Ownership Limitation Termination Date, any Person, other than an Existing Constructive Holder (the “Purchaser”), purchases or otherwise acquires an interest in a Person which Constructively Owns Shares (the “Purchase”) and, as a result, the Purchaser would Constructively Own Shares in excess of the Constructive Ownership Limit, then such number of Shares in excess of the Constructive Ownership Limit (rounded up to the nearest whole Share) shall be automatically exchanged for an equal number of shares of Excess Stock. Such exchange shall be effective as of the close of business on the business day prior to the date of the Purchase. In determining which Shares are exchanged, Shares Constructively Owned by the Purchaser prior to the Purchase shall be treated as exchanged before any Shares Constructively Owned by the Person an interest in which is being so purchased or acquired are so treated.

(8)                     If, notwithstanding the other provisions contained in this Article VI, at any time from the Adoption Date and prior to the Ownership Limitation Termination Date, there is a redemption, repurchase, restructuring or similar transaction with respect to a Person that Beneficially Owns Shares (the “Entity”) and, as a result, a Person (other than, in the case of Common Stock, an Existing Holder) holding an interest in the Entity would Beneficially Own Shares in excess of the applicable Ownership Limit with respect to such class, then, except as provided in Section 6.6(l)(1), such number of Shares in excess of such Ownership Limit (rounded up to the nearest whole Share) shall be automatically exchanged for an equal number of shares of Excess Stock. Such exchange shall be effective as of the close of business on the business day prior to the date of the redemption, repurchase, restructuring or similar transaction. In determining which Shares are exchanged, Shares of the relevant class Beneficially Owned by the Entity shall be treated as exchanged before any Shares

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Beneficially Owned by the Person holding an interest in the Entity (independently of such Person’s interest in the Entity) are so treated.

(9)                     If, notwithstanding the other provisions contained in this Article VI, at any time from the Limitation Date and prior to the Ownership Limitation Termination Date, there is a redemption, repurchase, restructuring or similar transaction with respect to a Person that Beneficially Owns shares of Common Stock (the “Entity”) and, as a result, an Existing Holder would Beneficially Own shares of Common Stock in excess of the applicable Existing Holder Limit, then, except as provided in Section 6.6 (l)(1), such number of shares of Common Stock in excess of such Existing Holder Limit (rounded up to the nearest whole Share) shall be automatically exchanged for an equal number of Shares of Excess Stock. Such exchange shall be effective as of the close of business on the business day prior to the date of the transfer. In determining which shares of Common Stock are exchanged, shares of Common Stock Beneficially Owned by the Entity shall be treated as exchanged before any shares of Common Stock Beneficially Owned by the Existing Holder (independently of such Existing Holder’s interest in the Entity) are so treated.

(10)              If, notwithstanding the other provisions contained in this Article VI, at any time from the Adoption Date and prior to the Ownership Limitation Termination Date, there is a redemption, repurchase, restructuring or similar transaction with respect to a Person that Constructively Owns Shares (the “Entity”) and, as a result, a Person (other than an Existing Constructive Holder) holding an interest in the Entity would Constructively Own Shares of any class in excess of the Constructive Ownership Limit, then such number of Shares in excess of the Constructive Ownership Limit (rounded up to the nearest whole Share) shall be automatically exchanged for an equal number of shares of Excess Stock. Such exchange shall be effective as of the close of business on the business day prior to the date of the transfer. In determining which Shares are exchanged, Shares Constructively Owned by the Entity shall be treated as exchanged before any Shares Constructively Owned by the Person holding an interest in the Entity (independently of such Person’s interest in the Entity) are so treated.

(11)              If, notwithstanding the other provisions contained in this Article VI, at any time from the Adoption Date and prior to the Ownership Limitation Termination Date, an event, other than an event described in Sections 6.6(c)(1) through (10), occurs which would, if effective, result in any Person (other than an Existing Constructive Holder) Constructively Owning Shares in excess of the Constructive Ownership Limit, then the smallest number of Shares Constructively Owned by such Person which, if exchanged for Excess Stock, would result in such Person’s Constructive Ownership of Shares not being in excess of the Constructive Ownership Limit, shall be automatically exchanged for an equal number of shares of Excess Stock. Such exchange shall be effective as of the close of business on the business day prior to the date of the relevant event.

(12)              If, notwithstanding the other provisions contained in this Article VI, at any time from the Adoption Date and prior to the Ownership Limitation Termination Date, an event, other than an event described in Sections 6.6(c)(1) through (10), occurs which would, if effective, result in any Person (other than, in the case of Common Stock, an Existing Holder) Beneficially Owning Shares in excess of the applicable Ownership Limit, then, except as provided in Section 6.6(l)(1) , the smallest number of Shares Beneficially Owned by such Person which, if exchanged for Excess Stock, would result in such Person’s Beneficial Ownership of Shares not being in excess of such Ownership Limit, shall be automatically exchanged for an equal number of shares of Excess Stock. Such exchange shall be effective as of the close of business on the business day prior to the date of the relevant event.

(13)              Subject to the provisions of Section 6.6(c)(14), if, notwithstanding the other provisions contained in this Article VI, at any time from the Limitation Date and prior to the Ownership Limitation Termination Date, an event, other than an event described in Section 6.6(c)(1) through (10), occurs which would, if effective, result in any Existing Holder Beneficially Owning shares of Common Stock in excess of the applicable Existing Holder Limit, then, except as provided in Section 6.6(l)(1), the smallest number of shares of Common Stock Beneficially Owned by such Existing Holder which, if exchanged for Excess Stock, would result in such Existing Holder’s Beneficial Ownership of Shares of Common Stock not being in excess of the such Existing Holder Limit, shall be automatically exchanged for an equal number of shares of Excess Stock. Such exchange shall be effective as of the close of business on the business day prior to the date of the relevant event. Any event which results in Beneficial Ownership on the Limitation Date by an Existing Holder of shares of Common Stock that were not Beneficially Owned by such Existing Holder on the Adoption Date shall be treated, for purposes of this Section 6.6(c)(13), as an event occurring on the day after the Limitation Date and

VORNADO REALTY TRUST	A-7

such shares of Common Stock shall not be taken into account in determining such Existing Holder’s Existing Holder Limit.

(14)              In addition, if a Person (the “nonreporting Person”) who Beneficially Owns more than 2.0% of the outstanding shares of Common Stock on the Adoption Date does not provide all of the information required by Section 6.6(f)(2) hereof and, as a result, five or fewer Persons would, but for the exchange required by this paragraph, Beneficially Own, in the aggregate, more than 49.9% of the outstanding shares of Common Stock, then, as of the day prior to the date on which such aggregate ownership would have come to exceed 49.9%, shares of Common Stock Beneficially Owned by such nonreporting Person in excess of 2.0% of the outstanding shares of Common Equity Stock, to the extent not described on the written notice, if any, provided by such nonreporting Person pursuant to Section 6.6(f )(2) hereof, shall be automatically exchanged for shares of Common Stock to the extent necessary to prevent such aggregate ownership from exceeding 49.9%.

(15)              If, notwithstanding the other provisions contained in this Article VI, at any time during the Foreign Ownership Limitation Period, there is a purported Transfer or any other event that would, if effective, result in the Trust failing to qualify as a Domestically Controlled Qualified Investment Entity, then the smallest number of Shares owned or purported to be owned, directly or indirectly within the meaning of Section 897(h)(4)(B) of the Code, by the purported transferee or affected holder which, if exchanged for Excess Stock, would not cause the Trust to fail to qualify as a Domestically Controlled Qualified Investment Entity shall be automatically exchanged for an equal number of shares of Excess Stock. Such exchange shall be effective as of the close of business on the business day prior to the date of the relevant Transfer or other event.

(d)                    Remedies For Breach. If the Board of Trustees or its designees shall at any time determine in good faith that a Transfer has taken place in violation of Section 6.6(b) or that a Person intends to acquire or has attempted to acquire beneficial ownership (determined without reference to any rules of attribution), Beneficial Ownership or Constructive Ownership of any Shares in violation of Section 6.6(b), the Board of Trustees or its designees shall take such action as it deems advisable to refuse to give effect or to prevent such Transfer (or any Transfer related to such intent), including, but not limited to, refusing to give effect to such Transfer on the books of the Trust or instituting proceedings to enjoin such Transfer; provided, however, that any Transfers or attempted Transfers in violation of Sections 6.6(b)(2) through (4) or Section 6.6(b)(6) shall automatically result in the exchange described in Section 6.6(c), irrespective of any action (or non-action) by the Board of Trustees.

(e)                     Notice of Ownership or Attempted Ownership in Violation of Section 6.6(b). Any Person who acquires or attempts to acquire Beneficial or Constructive Ownership of Shares in violation of Section 6.6(b), shall immediately give written notice to the Trust of such event and shall provide to the Trust such other information as the Trust may request in order to determine the effect, if any, of such acquisition or attempted acquisition on the Trust’s status as a REIT or as a Domestically Controlled Qualified Investment Entity (determined without regard to the “testing period” set forth in Section 897(h)(4)(D) of the Code).

(f)                       Owners Required to Provide Information.

(1)                     From the Adoption Date and prior to the Ownership Limitation Termination Date:

(a)                     every Beneficial Owner of more than 2.0% of the outstanding Equity Stock of any class shall, within 30 days after January 1 of each year, give written notice to the Trust stating the name and address of such Beneficial Owner, the number of Shares Beneficially Owned, and a description of how such Shares are held. Each such Beneficial Owner shall provide to the Trust such additional information as the Trust may request in order to determine the effect, if any, of such Beneficial Ownership on the Trust’s status as a REIT.

(b)                     each Person who is a Beneficial Owner or Constructive Owner of Shares and each Person (including the shareholder of record) who is holding Shares for a Beneficial Owner or Constructive Owner shall provide to the Trust such information as the Trust may request, in good faith, in order to determine the Trust’s status as a REIT or to comply with regulations promulgated under the REIT provisions of the Code.

(2)                     every Beneficial Owner of more than 2.0% of the outstanding shares of Common Stock on the Adoption Date shall, within 60 days of the Adoption Date, give written notice, a form for which will be

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made available by the Trust to those Persons that are Shareholders as of the Adoption Date, to the Trust stating the name and address of such Beneficial Owner, the number of shares of Common Stock Beneficially Owned, and a description of how such shares of Common Stock are held.

(g)                    Remedies Not Limited. Nothing contained in this Article VI shall limit the authority of the Board of Trustees to take such other action as it deems necessary or advisable to protect the Trust and the interests of its Shareholders by preservation of the Trust’s status as a REIT or as a Domestically Controlled Qualified Investment Entity (determined without regard to the “testing period” set forth in Section 897(h)(4)(D) of the Code).

(h)                     Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Article VI, including any definition contained in Section 6.6(a) and any ambiguity with respect to which Shares are to be exchanged for Excess Stock in a given situation, the Board of Trustees shall have the power to determine the application of the provisions of this Article VI with respect to any situation based on the facts known to it.

(i)                         Modification of Existing Holder Limits. The Existing Holder Limits may be modified as follows:

(1)                     Subject to the limitations provided in Section 6.6(k), any Existing Holder may Transfer shares of Common Stock to a Person who is already an Existing Holder up to the number of shares of Common Stock Beneficially Owned by such transferor Existing Holder in excess of the Ownership Limit with respect to Common Stock. Any such Transfer will decrease the Existing Holder Limit for such transferor Existing Holder and increase the Existing Holder Limit for such transferee Existing Holder by the percentage of the outstanding Common Equity Stock so Transferred. The transferor Existing Holder shall give the Board of Trustees of the Trust prior written notice of any such Transfer.

(2)                     Subject to the limitations provided in Section 6.6(k), the Board of Trustees may grant stock options which result in Beneficial Ownership of shares of Common Stock by an Existing Holder pursuant to a stock option plan approved by the Shareholders. Any such grant shall increase the Existing Holder Limit for the affected Existing Holder to the maximum extent possible under Section 6.6(k) to permit the Beneficial Ownership of the shares of Common Stock issuable upon the exercise of such stock option.

(3)                     The Board of Trustees may reduce the Existing Holder Limit for any Existing Holder, with the written consent of such Existing Holder, after any Transfer permitted in this Section 6.6 by such Existing Holder to a Person other than an Existing Holder or after the lapse (without exercise) of a stock option described in Section 6.6(i)(2).

(4)                     Upon the divorce of an Existing Holder, the Existing Holder Limits of the divorced couple shall be adjusted to reflect their Beneficial Ownership of shares of Common Stock after such divorce.

(j)                         Modifications of Ownership Limit.

Subject to the limitations provided in Section 6.6(k), the Board of Trustees may from time to time increase the Ownership Limit with respect to a class of Shares.

(k)                     Limitations on Modifications.

(1)                     Neither the Ownership Limit with respect to a class of Shares nor any Existing Holder Limit may be increased (nor may any additional Existing Holder Limit be created) if, after giving effect to such increase (or creation), five Beneficial Owners of Shares (including all of the then-existing Existing Holders) could Beneficially Own, in the aggregate, more than 49.9% of the outstanding Equity Stock of the class of Shares to which such Ownership Limit or Existing Holder Limit relates. For purposes of making the determination required by the preceding sentence, an Existing Holder that is not treated as an individual for purposes of Section 542(a)(2) will not be treated as an Existing Holder if all of the shares of Common Stock Beneficially Owned by such Existing Holder are also treated as Beneficially Owned by Existing Holders that are treated as individuals for purposes of Section 542(a)(3) of the Code.

(2)                     Prior to the modifications of any Existing Holder Limit or Ownership Limit pursuant to Section 6.6(i) or Section 6.6(j), the Board of Trustees may require such opinions of counsel, affidavits, undertakings or

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agreements as it may deem necessary or advisable in order to determine or ensure the Trust’s status as a REIT.

(3)                     No Existing Holder Limit shall be reduced to a percentage which is less than the Ownership Limit for Common Stock.

(4)                     The Ownership Limit with respect to a class of Shares may not be increased to a percentage which is greater than 9.9%.

(l)                         Exceptions.

(1)                     The Board of Trustees, with a ruling from the Internal Revenue Service or an opinion of counsel, may exempt a Person from the Ownership Limit with respect to a class of Shares or an Existing Holder Limit, as the case may be, if the Board of Trustees obtains such representations and undertakings from such Person as are reasonably necessary to ascertain that no individual’s Beneficial Ownership of Shares of such class will violate the Ownership Limit with respect to such class or any applicable Existing Holder Limit, in either case with respect to such individual, and such Person acknowledges and agrees that any violation or attempted violation will result in, to the extent necessary, the exchange of Shares held by such Person for Excess Stock in accordance with Section 6.6(c). In no event shall any exemption granted pursuant to this Section 6.6(l)(1) to a Person that is an individual for purposes of Section 542(a)(2) of the Code permit such individual to have Beneficial Ownership with respect to any class of Shares in excess of 9.9% of the outstanding Shares of such class.

(2)                     The Board of Trustees, with a ruling from the Internal Revenue Service or an opinion of counsel, may designate a Person as an Existing Constructive Holder, if such Person does not and represents that it will not own, directly or constructively (by virtue of the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code), more than a 9.9% interest (as set forth in Section 856(d)(2)(B)) in a Tenant (or such smaller interest as would, in conjunction with the direct or constructive holdings of the Existing Constructive Holders, cause the aggregate interest held by the Existing Constructive Holders and such Person to exceed 9.9%) and the Trust obtains such representations and undertakings from such Person as are reasonably necessary to ascertain this fact and such Person agrees that any violation or attempted violation will result in, to the extent necessary, the exchange of Shares held by such Person in excess of the Constructive Ownership Limit for Excess Stock in accordance with Section 6.6(c) (as though the phrase “other than an Existing Constructive Holder” did not appear therein).

SECTION 6.7 Legend.

(a)               Each certificate for Common Stock shall bear substantially the following legend:

“The shares of Common Stock represented by this certificate are subject to restrictions on ownership and transfer for the purpose of the Trust’s maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the “Code”)  and as a domestically controlled qualified investment entity within the meaning of Section 897(h)(4)(B) of the Code. No Person may Beneficially Own shares of Common Stock in excess of 2.0% (or such greater percentage as may be determined by the Board of Trustees) of the outstanding Common Equity Stock of the Trust (unless such Person is an Existing Holder) and no Person may Constructively Own shares of Common Stock in excess of 9.9% of the outstanding Common Equity Stock of the Trust (unless such person is an Existing Constructive Holder). In addition, no Person may own, directly or indirectly within the meaning of Section 897(h)(4)(B) of the Code, shares of Common Stock to the extent that such ownership of such shares would cause the Trust to fail to qualify as a domestically controlled qualified investment entity. Any Person who attempts to Beneficially Own or Constructively Own Shares in excess of the above limitations must immediately notify the Trust. All capitalized terms used in this legend have the meanings set forth in the Declaration of Trust, a copy of which, including the restrictions on ownership and transfer, will be sent without charge to each stockholder who so requests. If the restrictions on ownership and transfer are violated, the shares of Common Stock represented hereby will be automatically exchanged for shares of Excess Stock which will be held in trust by the Trust.”

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(b)                     Each certificate for Preferred Stock shall bear substantially the following legend:

“The shares of Preferred Stock represented by this certificate are subject to restrictions on ownership and transfer for the purpose of the Trust’s maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the “Code”)  and as a domestically controlled qualified investment entity within the meaning of Section 897(h)(4)(B) of the Code. No Person may Beneficially Own shares of Preferred Stock of any class in excess of 9.9% of the outstanding Preferred Equity Stock of such class and no Person may Constructively Own Preferred Stock of any class in excess of 9.9% of the outstanding Preferred Equity Stock of such class (unless such person is an Existing Constructive Holder). In addition, no Person may own, directly or indirectly within the meaning of Section 897(h)(4)(B) of the Code, shares of Preferred Stock to the extent that such ownership of such shares would cause the Trust to fail to qualify as a domestically controlled qualified investment entity. Any Person who attempts to Beneficially Own or Constructively Own Shares in excess of the above limitations must immediately notify the Trust. All capitalized terms used in this legend have the meanings set forth in the Declaration of Trust, a copy of which, including the restrictions on ownership and transfer, will be sent without charge to each stockholder who so requests. If the restrictions on ownership and transfer are violated, the shares of Preferred Stock represented hereby will be automatically exchanged for shares of Excess Stock which will be held in trust by the Trust.”

SECTION 6.8 Excess Stock.

(a)                     Ownership in Trust. Upon any purported Transfer or other event that results in an exchange of Shares for Excess Stock pursuant to Section 6.6(c), such Excess Stock shall be deemed to have been transferred to the Trust, as Trustee of a Special Trust for the exclusive benefit of the Beneficiary or Beneficiaries to whom an interest in such Excess Stock may later be transferred pursuant to Section 6.8(e). Shares of Excess Stock so held in trust shall be issued and outstanding stock of the Trust. The Purported Record Transferee or Purported Record Holder shall have no rights in such Excess Stock except as provided in Section 6.8(e). Where a Transfer or other event results in both an automatic exchange of Shares of more than one class for Excess Stock, then separate Special Trusts shall be deemed to have been established for the Excess Stock attributable to the Shares of each such class.

(b)                     Dividend Rights. Excess Stock shall not be entitled to any dividends. Any dividend or distribution paid prior to the discovery by the Trust that the Shares with respect to which the dividend or distribution was made had been exchanged for Excess Stock shall be repaid to the Trust upon demand.

(c)                      Rights Upon Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of, the Trust, (i) subject to the preferential rights of the Preferred Stock, if any, as may be determined by the Board of Trustees of the Trust pursuant to Section 6.3 and the preferential rights of the Excess Preferred Stock, if any, each holder of shares of Excess Common Stock shall be entitled to receive, ratably with each other holder of Common Stock and Excess Common Stock, that portion of the assets of the Trust available for distribution to the holders of Common Stock or Excess Common Stock which bears the same relation to the total amount of such assets of the Trust as the number of shares of the Excess Common Stock held by such holder bears to the total number of shares of Common Stock and Excess Common Stock then outstanding and (ii) each holder of shares of Excess Preferred Stock shall be entitled to receive that portion of the assets of the Trust which a holder of the Preferred Stock that was exchanged for such Excess Preferred Stock would have been entitled to receive had such Preferred Stock remained outstanding. The Trust, as holder of the Excess Stock in trust, or if the Trust shall have been dissolved, any trustee appointed by the Trust prior to its dissolution, shall distribute ratably to the Beneficiaries of the Special Trust, when determined, any such assets received in respect of the Excess Stock in any liquidation, dissolution or winding up of, or any distribution of the assets or the Trust.

(d)                     Voting Rights. The holders of shares of Excess Stock shall not be entitled to vote on any matters (except as required by law).

(e)                     Restrictions On Transfer; Designation of Beneficiary.

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(1)                     Excess Stock shall not be transferrable. The Purported Record Transferee or Purported Record Holder may freely designate a Beneficiary of an interest in the Special Trust (representing the number of shares of Excess Stock held by the Special Trust attributable to a purported Transfer or other event that resulted in the Excess Stock), if (i) the shares of Excess Stock held in the Special Trust would not be Excess Stock in the hands of such Beneficiary and (ii) the Purported Beneficial Transferee or Purported Beneficial Holder does not receive a price, as determined on a Share-by-Share basis, for designating such Beneficiary that reflects a price for such Excess Stock that, in the case of a Purported Beneficial Transferee, exceeds (x) the price such Purported Beneficial Transferee paid for the Shares in the purported Transfer that resulted in the exchanges of Shares for Excess Stock, or (y) if the Purported Beneficial Transferee did not give value for such Shares (through a gift, devise or other transaction), a price per share equal to the Market Price of such Shares on the date of the purported Transfer that resulted in the exchange of Shares for Excess Stock or, in the case of a Purported Beneficial Holder, exceeds the Market Price of the Shares that were automatically exchanged for such Excess Stock on the date of such exchange. Upon such a transfer of an interest in the Special Trust, the corresponding shares of Excess Stock in the Special Trust shall be automatically exchanged for an equal number of shares of Common Stock or shares of a class of Preferred Stock (depending upon the type and class of Shares that were originally exchanged for such Excess Stock) and such shares of Common Stock or Preferred Stock shall be transferred of record to the transferee of the interest in the Special Trust if such Common Stock or Preferred Stock would not be Excess Stock in the hands of such transferee. Prior to any transfer of any interest in the Special Trust, the Purported Record Transferee or Purported Record Holder, as the case may be, must give advance notice to the Trust of the intended transfer and the Trust must have waived in writing its purchase rights under Section 6.8(f).  Notwithstanding the foregoing, the Beneficiary cannot be, or cannot be directly or indirectly owned by, a foreign person within the meaning of Section 897(h)(4)(B) of the Code.

(2)                     Notwithstanding the foregoing, if a Purported Beneficial Transferee or Purported Beneficial Holder receives a price for designating a Beneficiary of an interest in the Special Trust that exceeds the amounts allowable under Section 6.8(e)(1), such Purported Beneficial Transferee or Purported Beneficial Holder shall pay, or cause such Beneficiary to pay, such excess to the Trust.

(f)                        Purchase Right in Excess Stock. Shares of Excess Stock shall be deemed to have been offered for sale to the Trust, or its designee, at a price per share equal to, in the case of Excess Stock resulting from a purported Transfer, the lesser of (i) the price per share in the transaction that created such Excess Stock (or, in the case of a devise or gift) the Market Price at the time of such devise or gift) and (ii) the Market Price on the date the Trust, or its designee, accepts such offer or, in the case of Excess Stock created by any other event, the lesser of (i) the Market Price of the Shares originally exchanged for the Excess Stock on the date of such exchange or (ii) the Market Price of such Shares on the date the Trust, or its designee, accepts such offer. The Trust shall have the right to accept such offer for a period of ninety days after the later of (i) the date of the purported Transfer or other event which resulted in an exchange of Shares for such Excess Stock and (ii) the date the Board of Trustees determines in good faith that a purported Transfer or other event resulting in an exchange of Shares for such Excess Stock has occurred, if the Trust does not receive a notice of any such transfer pursuant to Section 5.6(e).

SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VORNADO REALTY TRUST 888 SEVENTH AVENUE NEW YORK, NY 10019 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE-1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: [E69140-P17134] KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. VORNADO REALTY TRUST The Board of Trustees recommends you vote FOR the proposal. APPROVAL OF AN AMENDMENT TO THE COMPANY’S DECLARATION OF TRUST RELATED TO THE COMPANY’S QUALIFICATION AS A “DOMESTICALLY CONTROLLED QUALIFIED INVESTMENT ENTITY” WITHIN THE MEANING OF SECTION 897(H)(4)(B) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. ForAgainst Abstain For address changes and/or comments, please check this box and write them on the back where indicated. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation, partnership or other entity, please sign in full corporate, partnership or entity name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement are available at www.proxyvote.com. [E69140-P17134] VORNADO REALTY TRUST This proxy is solicited on behalf of the Board of Trustees for the Special Meeting of Shareholders [ 2019 [ ] The undersigned shareholder, revoking all prior proxies, hereby appoints Steven Roth and Joseph Macnow, or either of them, as proxies for the undersigned, each with full power of substitution, to attend the Special Meeting of Shareholders of Vornado Realty Trust, a Maryland real estate investment trust (the “Company”), to be held at the offices of Sullivan & Cromwell LLP, 125 Broad Street, New York New York 10004 on [ ], 2019 at [ ], local time, or at any postponement or adjournment thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. Each proxy is authorized to vote as directed on the reverse side hereof upon the proposal which is more fully set forth in the Proxy Statement and otherwise in his discretion upon such other business as may properly come before the meeting and all postponements or adjournments thereof, all as more fully set forth in the Notice of Special Meeting of Shareholders and Proxy Statement. Receipt of the Notice of Special Meeting of Shareholders and the Proxy Statement in connection with such meeting is hereby acknowledged. WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF THIS PROXY IS EXECUTED BUT NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE AMENDMENT TO THE DECLARATION OF TRUST. (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side Address Changes/Comments: